EXHIBIT 99
MBT Financial Corp. Reports 2006 Earnings
MONROE, Mich., January 23, 2007 — MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported net income for the fourth quarter of 2006 of $3.8 million, a decrease of 25.8% from the fourth quarter of 2005. Diluted earnings per share decreased 20.7% from $0.29 in the fourth quarter of 2005 to $0.23.
For the full year, earnings were $3.9 million, a decrease of 78.5% compared to the $18.0 million earned in 2005. Diluted earnings per share decreased 77.7% from $1.03 in 2005 to $0.23 in 2006.
H. Douglas Chaffin, President and CEO, commented, “The interest rate environment and the economic conditions in southeast Michigan significantly impacted our ability to grow our assets and earnings in 2006. Our earnings were also impacted by some strategic initiatives we implemented earlier in the year that will provide future benefits. This included an investment portfolio restructuring in the second quarter and a non-performing asset (NPA) sale in the third quarter.”
“Asset quality has been a persistent problem for us, and with the ongoing economic weakness in our region, we are seeing an increase in delinquencies. Although non performing assets (NPAs) increased from $19.3 million to $22.5 million during the fourth quarter, total problem assets decreased slightly, from $59.0 million to $58.8 million. The increase in non accrual loans was mainly due to a single credit relationship that was previously recognized as a problem asset.
Mr. Chaffin further commented on the Company’s core earnings for the quarter. “Net Interest Income decreased $1.5 million compared to the fourth quarter of 2005. The flat to inverted yield curve continues to put pressure on our net interest margin, with our funding costs rising considerably faster than our asset yields. We’ve allowed high cost deposits to run off and have funded that run off in part with the reduction in our investment portfolio. Once the yield curve returns to a more normal shape, this should allow us to resume asset growth at a reasonable margin. Non interest income, excluding securities transactions, was flat compared to the fourth quarter of 2005 and non interest expenses increased 5.3%.”
Total assets were $1.57 billion at December 31, 2006, a decrease of 4.4% from a year earlier. Investments decreased $81.6 million or 15.3% over the year, which funded the loan growth of $9.7 million (1.0%) and the deposit reduction of $68.7 million (5.8%). Shareholders’ equity was $136.5 million, a decrease of $15.1 million over the past twelve months.
Conference Call
MBT Financial Corp. will hold a conference call to discuss fourth quarter results on Wednesday, January 24, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed by calling (877) 407-8031. The event will be archived on the Company’s web site and available for three months following the call.
About the Company
MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT).
Founded in 1858, MBT is one of the largest full service community banks in Southeast Michigan, with more than $1.5 billion in assets, offering personal and business products and services, and complete credit options. MBT’s Wealth Management Group is one of the area's largest trust departments with over $800 Million in assets under management.
With 26 offices, 38 ATMs, PhoneLink telephone banking and eLink online banking, MBT prides itself on an incomparable level of service and access for its customers. Visit MBT’s web site at www.MBandT.com.
Forward-Looking Statements
Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:
H. Douglas Chaffin	John L. Skibski	Herbert J. Lock
Chief Executive Officer	Chief Financial Officer	Investor Relations
(734) 384-8123	(734) 242-1879	(734) 242-2603
doug.chaffin@mbandt.com	john.skibski@mbandt.com	herb.lock@mbandt.com

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS — UNAUDITED

	Quarterly
	2006	2006	2006	2006	2005
(dollars in thousands except per share data)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr

EARNINGS
Net interest income	$11,165	$11,380	$11,922	$12,168	$12,686
FTE Net interest income	$11,604	$11,803	$12,369	$12,650	$13,243
Provision for loan and lease losses	$1,175	$7,950	$6,675	$675	$1,606
Non-interest income	$3,511	$3,723	$(1,240)	$3,584	$3,656
Non-interest expense	$8,269	$9,418	$10,052	$8,489	$7,856
Net income (loss)	$3,830	$(1,118)	$(3,576)	$4,726	$5,160
Basic earnings (loss) per share	$0.23	$(0.07)	$(0.21)	$0.28	$0.30
Diluted earnings (loss) per share	$0.23	$(0.07)	$(0.21)	$0.28	$0.29
Average shares outstanding	16,815,634	16,872,826	16,969,365	17,111,913	17,222,943
Average diluted shares outstanding	16,837,925	16,894,504	17,000,563	17,162,737	17,274,577

PERFORMANCE RATIOS
Return on average assets	0.97%	-0.28%	-0.90%	1.17%	1.26%
Return on average common equity	10.76%	-3.15%	-9.61%	12.67%	13.22%

Base Margin	2.93%	2.95%	3.08%	3.13%	3.20%
FTE Adjustment	0.12%	0.11%	0.12%	0.13%	0.14%
Loan Fees	0.09%	0.10%	0.09%	0.09%	0.11%

FTE Net Interest Margin	3.14%	3.16%	3.29%	3.35%	3.45%

Efficiency ratio	54.17%	55.94%	53.73%	52.22%	45.10%
Full-time equivalent employees	415	416	418	416	413

CAPITAL
Average equity to average assets	9.02%	8.93%	9.34%	9.27%	9.54%
Book value per share	$8.17	$8.30	$8.23	$8.76	$8.82
Cash dividend per share	$0.18	$0.18	$0.17	$0.17	$0.17

ASSET QUALITY
Loan Charge-Offs	$1,343	$12,407	$3,880	$744	$1,423
Loan Recoveries	$390	$497	$504	$648	$877

Net Charge-Offs	$953	$11,910	$3,376	$96	$546

Allowance for loan and lease losses	$13,764	$13,542	$17,502	$14,204	$13,625

Nonaccrual Loans	$19,152	$13,334	$22,132	$16,553	$16,212
Loans 90 days past due	$69	$99	$85	$91	$101
Restructured loans	$888	$944	$2,485	$1,847	$1,813

Total nonperforming loans	$20,109	$14,377	$24,702	$18,491	$18,126
Other real estate owned	$2,432	$4,873	$7,748	$8,395	$8,336
Nonperforming investment securities	$—	$—	$—	$—	$—

Total nonperforming assets	$22,541	$19,250	$32,450	$26,886	$26,462
Problem Loans Still Performing	$36,264	$39,782	$55,202	$63,937	$64,041

Total Problem Assets	$58,805	$59,032	$87,652	$90,823	$90,503

Net loan charge-offs to average loans	0.38%	4.61%	1.33%	0.04%	0.22%
Allowance for losses to total loans	1.38%	1.34%	1.71%	1.42%	1.38%
Nonperforming assets to Gross Loans	2.26%	1.91%	3.17%	2.68%	2.67%
Nonperforming assets to total assets	1.44%	1.21%	2.03%	1.66%	1.62%
Allowance to nonperforming assets	61.06%	70.35%	53.94%	52.83%	51.49%

END OF PERIOD BALANCES
Loans and leases	$998,998	$1,008,914	$1,024,813	$1,003,757	$989,311
Total earning assets	$1,451,110	$1,473,804	$1,479,252	$1,509,020	$1,528,020
Total assets	$1,566,627	$1,588,374	$1,598,665	$1,615,099	$1,638,356
Deposits	$1,116,056	$1,124,784	$1,116,030	$1,147,385	$1,184,710
Interest Bearing Liabilities	$1,257,368	$1,284,862	$1,305,280	$1,294,008	$1,298,094
Shareholders’ equity	$136,524	$140,017	$138,823	$149,392	$151,619
Total Shares Outstanding	16,713,960	16,873,671	16,871,683	17,059,170	17,197,116

AVERAGE BALANCES
Loans and leases	$1,001,549	$1,025,729	$1,017,097	$997,756	$977,770
Total earning assets	$1,467,136	$1,480,840	$1,506,062	$1,530,018	$1,523,391
Total assets	$1,565,707	$1,578,802	$1,597,107	$1,631,602	$1,623,108
Deposits	$1,112,521	$1,113,447	$1,115,672	$1,171,907	$1,163,964
Interest Bearing Liabilities	$1,280,146	$1,291,485	$1,298,117	$1,308,967	$1,299,820
Shareholders’ equity	$141,256	$140,954	$149,195	$151,268	$154,857

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED

	Quarter Ended December 31,
Dollars in thousands (except per share data)	2006	2005

Interest Income
Interest and fees on loans	$17,861	$16,983
Interest on investment securities-
Tax-exempt	1,073	1,272
Taxable	5,145	5,396
Interest on federal funds sold	11	29

Total interest income	24,090	23,680

Interest Expense
Interest on deposits	8,132	6,955
Interest on borrowed funds	4,793	4,039

Total interest expense	12,925	10,994

Net Interest Income	11,165	12,686
Provision For Loan Losses	1,175	1,606

Net Interest Income After
Provision For Loan Losses	9,990	11,080

Other Income
Income from trust services	1,076	1,112
Service charges and other fees	1,589	1,502
Net gain (loss) on sales of securities	(156)	22
Origination fees on mortgage loans sold	132	129
Bank Owned Life Insurance income	293	276
Other	577	615

Total other income	3,511	3,656

Other Expenses
Salaries and employee benefits	4,296	4,333
Occupancy expense	829	813
Other	3,144	2,710

Total other expenses	8,269	7,856

Income (Loss) Before Income Taxes	5,232	6,880
Income Tax Expense (Benefit)	1,402	1,720

Net Income (Loss)	$3,830	$5,160

Basic Earnings (Loss) Per Common Share	$0.23	$0.30

Diluted Earnings (Loss) Per Common Share	$0.23	$0.29

Dividends Declared Per Common Share	$0.18	$0.17

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
Dollars in thousands (except per share data)	2006 (Unaudited)	2005

Interest Income
Interest and fees on loans	$70,950	$64,578
Interest on investment securities-
Tax-exempt	4,356	5,036
Taxable	20,546	19,864
Interest on federal funds sold	71	217

Total interest income	95,923	89,695

Interest Expense
Interest on deposits	30,849	23,578
Interest on borrowed funds	18,439	15,005

Total interest expense	49,288	38,583

Net Interest Income	46,635	51,112
Provision For Loan Losses	16,475	6,906

Net Interest Income After
Provision For Loan Losses	30,160	44,206

Other Income
Income from trust services	4,268	4,244
Service charges and other fees	6,210	5,833
Net gain (loss) on sales of securities	(5,057)	295
Origination fees on mortgage loans sold	560	666
Bank Owned Life Insurance income	1,178	1,100
Other	2,419	2,311

Total other income	9,578	14,449

Other Expenses
Salaries and employee benefits	19,542	18,248
Occupancy expense	3,113	3,320
Other	13,573	12,250

Total other expenses	36,228	33,818

Income (Loss) Before Income Taxes	3,510	24,837
Income Tax Expense (Benefit)	(352)	6,858

Net Income	$3,862	$17,979

Basic Earnings Per Common Share	$0.23	$1.04

Diluted Earnings Per Common Share	$0.23	$1.03

Dividends Declared Per Common Share	$0.70	$0.66

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	Dec. 31, 2006	December 31,
Dollars in thousands	(Unaudited)	2005

Assets
Cash and Cash Equivalents
Cash and due from banks	$27,903	$32,330
Federal funds sold	—	5,000

Total cash and cash equivalents	27,903	37,330

Securities — Held to Maturity	64,938	76,467
Securities — Available for Sale	374,087	444,021
Federal Home Loan Bank stock — at cost	13,086	13,221
Loans held for sale	721	434
Loans — Net	984,513	975,252
Accrued interest receivable and other assets	27,733	28,748
Bank Owned Life Insurance	39,667	36,252
Premises and Equipment — Net	33,979	26,631

Total assets	$1,566,627	$1,638,356

Liabilities
Deposits:
Non-interest bearing	$158,688	$178,116
Interest-bearing	957,368	1,006,594

Total deposits	1,116,056	1,184,710

Federal Home Loan Bank advances	256,500	256,500
Federal funds purchased	3,500	—
Repurchase agreements	40,000	35,000
Interest payable and other liabilities	14,047	10,527

Total liabilities	1,430,103	1,486,737

Stockholders’ Equity
Common stock (no par value)	—	—
Additional paid-in capital	6,979	14,417
Retained Earnings	134,251	142,205
Accumulated other comprehensive income	(4,706)	(5,003)

Total stockholders’ equity	136,524	151,619

Total liabilities and stockholders’ equity	$1,566,627	$1,638,356